                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          __________________________



Date of Report (Date of
earliest event reported): October 30, 1997
                          ----------------



                        INTERMEDIA COMMUNICATIONS INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)



              Delaware                                   59-2913586
     --------------------------                    -------------------
     (State or other jurisdic-                     (I.R.S. Employer
      tion of incorporation or                     Identification No.)
      organization)



                                    0-20135
                           ------------------------
                           (Commission File Number)


3625 Queen Palm Drive, Tampa, Florida                       33619-1309
----------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (813) 829-0011
                                                   --------------
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Item 5.  Other Events
---------------------

          On October 31, 1997, Intermedia Communications Inc. (the "Company") announced the completion of two concurrent private offerings (the "Offerings") of $250 million principal amount of 8 7/8% Senior Notes due 2007 (the "Senior Notes") and $175 million liquidation preference of Depositary Shares (the "Depositary Shares"), each representing a one-hundredth interest in a share of the Company's Series E Junior Convertible Preferred Stock, resulting in gross proceeds to the Company of $425 million. A copy of the press release announcing the completion of the Offerings is filed herewith as Exhibit 99.1. Subsequent thereto, the over-allotment option with respect to the private placement of Depositary Shares was exercised and the Company sold an additional 1,000,000 Depositary Shares for additional aggregate gross proceeds of approximately $25,000,000.

          The net proceeds from the offering of the Depositary Shares will be used by the Company to finance the continued expansion of the Company's telecommunications networks, including but not limited to, network electronics, such as local/long distance voice and data switches, and for general corporate purposes, including working capital. The net proceeds from the offering of the Senior Notes will be used to fund up to 80% of the cost of acquisition or construction by the Company of telecommunications related assets. A portion of the Company's expansion may occur through acquisitions (utilizing cash or securities of the Company) as an alternative to direct investments in the assets required to implement the expansion.

          The Senior Notes and the Depositary Shares sold in the Offerings will not and have not been registered under the Securities Act or any state securities or blue sky laws, and may not be offered or sold in the United States or in any state thereof absent registration or an applicable exemption from the registration requirements of such laws.

Item 7.  Financial Statements and Exhibits
------------------------------------------

     Exhibit 4.1 Indenture, dated as of October 30, 1997, by and between the Company and SunTrust Bank, Central Florida, National Association, as Trustee.

     Exhibit 4.2 Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 7% Series E Junior Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on October 29, 1997.

                                       2
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     Exhibit 4.3    Deposit Agreement, dated as of October 30, 1997, by and
                    among the Company, Continental Stock Transfer & Trust Company and all the holders from time to time of Depositary Receipts issued thereunder.

     Exhibit 99.1   Press Release, dated October 31, 1997.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.
------------------------------------------------------------

          Of the Senior Notes sold, $2 million principal amount of Senior Notes (the "Reg S Notes") were sold in reliance upon Regulation S under the Securities Act ("Regulation S"). To make the exemption available, the Company relied upon the fact that the Reg S Notes were offered for sale and sold outside the United States to Persons other than U.S. Persons (as defined in Regulation S) in offshore transactions (as defined in Regulation S) meeting the requirements of Rule 904 of Regulation S.

          The principal placement agents of the offering of the Reg S Notes were Bear, Stearns & Co., Inc. and Salomon Brothers Inc.

          The Reg S Notes were sold for cash. The total offering price of the Reg S Notes was $2 million and the total placement agent discounts and commissions was $50,000.

                                       3
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 6, 1997


                        INTERMEDIA COMMUNICATIONS INC.
                        ------------------------------
                                 (Registrant)



                         By: /s/ J. Christopher Brown
                             -------------------------------------
                             Name:  J. Christopher Brown
                             Title: Senior Vice President -
                                    Investor Relations

                                       4
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                                 EXHIBIT INDEX
                                 -------------


Exhibit
  No.          Description
-------        -----------

4.1 Indenture, dated as of October 30, 1997, by and between the Company and SunTrust Bank, Central Florida, National Association, as Trustee.

4.2 Certificate of Designation of Voting Power, Designation Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions of 7% Series E Junior Convertible Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on October 29, 1997.

4.3 Deposit Agreement, dated as of October 30, 1997, by and among the Company, Continental Stock Transfer & Trust Company and all the holders from time to time of Depositary Receipts issued thereunder.

99.1           Press Release, dated October 31, 1997.